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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF MANATT, PHELPS & PHILLIPS, LLP]


June 2, 1999                                   File No: 12050-035


Downey Financial Corp.
3501 Jamboree Road
Newport Beach, California  92660

               RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

          We have acted as special counsel to Downey Financial Corp., a Delaware corporation ("Downey") in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about June 2, 1999 (the "Registration Statement"). The Registration Statement relates to the offer for sale of 4,000,000 shares of Cumulative Trust Preferred Securities (the "Capital Securities") of Downey Financial Capital Trust I, a statutory business trust formed at the direction of Downey under the laws of the State of Delaware (the "Trust") and the guaranty of Downey with respect to the Capital Securities (the "Guarantee Agreement") and Junior Subordinated Debentures to be issued by Downey to the Trust in connection with the sale of the Capital Securities, and as further described in the Registration Statement (the "Offering"). Other capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement. As special counsel to Downey, we have been requested to render this opinion.

          For the purpose of rendering the opinions set forth herein, we have been furnished with and examined only the following documents:

          1. The Certificate of Incorporation of Downey, as amended, certified by the Delaware Secretary of State as of May 27, 1999;

          2. The Bylaws of Downey, as amended, certified by the Secretary of Downey as of June 2, 1999;

          3.   The Registration Statement;

          4. The Form of Guarantee Agreement relating to the Capital Securities, attached as Exhibit 4.6 to the Registration Statement;

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Downey Financial Corp.
June 2, 1999
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          5.   The Form of Junior Subordinated Debenture included in the form of
Junior Subordinated Indenture, attached as Exhibit 4.1 to the Registration Statement; and

          6. Records of the meetings of the Board of Directors of Downey pertaining to the Offering.

          With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of Downey such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice.

          Based upon the foregoing and subject to our receipt of the following documents or fulfillment of the following conditions to our satisfaction, upon both of which our opinions are expressly conditioned:

          (a) The order to be issued by the Securities and Exchange Commission declaring the Registration Statement to be effective;

          (b) Such exemptive orders, permits, licenses or no action letters as may be required by the appropriate regulatory or governmental agencies in the states where the Offering is to be made;

          (c) All other conditions and legal requirements necessary to consummate the transactions contemplated by the Registration Statement; and

          (d) The due execution and delivery of the Guarantee Agreement and Indenture; upon which our opinions are expressly conditioned,

          we are of the opinion that:

          1. Downey has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

          2. The Guarantee Agreement, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of Downey enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer laws or similar laws affecting the rights of creditors generally and subject to general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and the unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          The foregoing opinion is also subject to the following comments and qualifications:
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Downey Financial Corp.
June 2, 1999
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          (a) The enforceability of certain provisions of the Indenture and the
Guarantee Agreement may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, and indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

          (b) The enforceability of provisions in the Indenture, the Junior Subordinated Debentures and the Guarantee Agreement, to the effect that the terms may not be waived or modified except in writing, may be limited under certain circumstances.

          (c) We advise you that, under certain circumstances, a guaranty executed by a corporate shareholder of a corporate borrower may not be enforced as an obligation separate from the obligation guaranteed if it is determined that the borrower is merely an alter ego or nominee of the guarantor and that the "true" borrower is the guarantor. If the guarantor is deemed to be liable as a primary obligor, it is likely that the guarantor will also be entitled to the rights and defenses otherwise available to a primary obligor.

          (d) Notwithstanding the choice of law provision in the Guarantee Agreement, we also advise you of California statutory provisions and case law, including defenses set forth in Union Bank v. Gradsky, 265 Cal.App. 2d 40 (1968)
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and defenses arising from California Civil Code Section 2787 et seq. relating to
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suretyship defenses or rights of redemption, to the effect that, in certain circumstances, a surety may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impairs the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor which materially prejudices the guarantor. However, there is also authority to the effect that a guarantor may validly waive such rights, if such waivers are expressly set forth in the guaranty. While we believe that a California court should hold that the explicit language contained in the Guarantee Agreement waiving such rights should be enforceable, we express no opinion with respect to the effect of (i) any modification to or amendment of the obligations of the Trust which materially increases such obligations; (ii) any election of remedies by the Trust following the occurrence of an event of default; or (iii) any other action by the Trust which materially prejudices any guarantor, if, in any such instance, such modification, election or action occurs without notice to any guarantor and without granting to any guarantor an opportunity to cure any default by the Trust.

          Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

          This opinion is limited to the current laws of the State of New York, the State of California, the General Corporation Law of Delaware (the "GCL"), to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of New York, the State of California or the GCL be changed by legislative action, judicial decision or otherwise.

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Downey Financial Corp.
June 2, 1999
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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                              Very truly yours,

                              /s/ Manatt, Phelps & Phillips, LLP